Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1707
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of PEDEVCO Corp. (the "Company") for the year ended December 31, 2021 (including, but not limited to, the notes to the financial statements included therein) (the "Annual Report").

We further consent to the inclusion and use in the Annual Report of our report dated February 2, 2022, entitled "PEDEVCO Corp. Interests – Various Oil Properties in Colorado & New Mexico – Total Proved Reserves as of December 31, 2021" (the "Report"), and the information from our Report contained in the Annual Report, the incorporation by reference of the Report in the Annual Report, and the filing of the Report as Exhibit 99.1 to the Annual Report.

We also consent to the incorporation by reference in (a) Registration Statement of PEDEVCO Corp. (the "Company") on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (as amended)(File No. 333-192002), (c) Registration Statement of the Company on Form S-3 (File No. 333-250904), (d) Registration Statement of the Company on Form S-8 (File No. 333-201098), (e) Registration Statement of the Company on Form S-8 (File No. 333-207529), (f) Registration Statement of the Company on Form S-8 (File No. 333-215349), (g) Registration Statement of the Company on Form S-8 (File No. 333-222335), (h) Registration Statement of the Company on Form S-8 (File No. 333-233525), and (i) Registration Statement of the Company on Form S-8 (File No. 333-259248), of the Report and all references to our firm and the information from our Report.

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

By: W. Todd Brooker

Name: W. Todd Brooker
Title: President

Cawley, Gillespie & Associates, Inc.
13640 Briarwick Drive, Suite 100
Austin, Texas 78729
March 11, 2022